Exhibit 99.2

NOT FOR IMMEDIATE RELEASE

Cyclerion Launches as Clinical-Stage Biopharmaceutical Company Harnessing the Power of Soluble Guanylate Cyclase (sGC) Pharmacology for Treatment of Serious and Orphan Diseases

— $175 million committed from investors in private placement offering —

— Trading of CYCN begins on Nasdaq today —

CAMBRIDGE, Mass., April 2, 2019 — Cyclerion Therapeutics, Inc. (Nasdaq: CYCN) today announced its launch as an independent, publicly traded clinical-stage biopharmaceutical company harnessing the power of soluble guanylate cyclase (sGC) pharmacology to discover, develop and commercialize breakthrough treatments for serious and orphan diseases. Cyclerion will trade on the Nasdaq Global Market, commencing today, under the ticker symbol “CYCN.”

“We are excited to unleash the terrific Cyclerion team and further our laser-focused mission to advance tailored sGC stimulators to patients with serious and orphan diseases,” said Peter Hecht, chief executive officer of Cyclerion. “We are grateful to the patients, employees and investors who are committed to our work.”

Cyclerion is focused on unlocking the full therapeutic potential of the nitric oxide-cyclic guanosine monophosphate (NO-cGMP) signaling pathway. The nitric oxide signaling pathway plays a central role in regulating critical biological systems, and defective signaling has been linked to a wide range of cardiovascular, metabolic, inflammatory, fibrotic and neurological diseases.

Cyclerion is developing small molecules, called sGC stimulators, that are designed to work with nitric oxide to enhance pathway signaling. Cyclerion’s sGC stimulators are designed to preferentially increase nitric oxide signaling in disease-relevant tissues to improve blood flow and reduce inflammation and fibrosis in those affected tissues.

Cyclerion initially plans to advance five differentiated sGC stimulator programs that are designed to target tissues of greatest relevance to the diseases they are intended to treat. These programs include olinciguat in Phase 2 development for sickle cell disease, praliciguat in Phase 2 trials for heart failure with preserved ejection fraction (HFpEF) and for diabetic nephropathy, IW-6463 in Phase 1 development for serious and orphan central nervous system diseases, and two late-stage discovery programs targeting serious liver and lung diseases, respectively. Topline data read-outs for each of the clinical programs are expected by the end of 2019.

“We founded Cyclerion to advance a new generation of sGC stimulators and more fully harness this fundamental and clinically precedented pathway that is critical to the healthy functioning of many biological systems,” said Mark Currie, president and chief scientific officer of Cyclerion. “Our team has unmatched expertise in sGC pharmacology and the NO-cGMP signaling pathway, and we look forward to working together to develop innovative new medicines.”

About Cyclerion Therapeutics

Cyclerion Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of sGC pharmacology to discover, develop and commercialize breakthrough treatments for serious and orphan diseases. Cyclerion plans to advance its current portfolio of five differentiated sGC stimulator programs with distinct pharmacologic and biodistribution properties that are uniquely designed to target tissues of greatest relevance to the diseases they are intended to treat. These programs, each of which have important milestones in 2019, include olinciguat in Phase 2 development for sickle cell disease, praliciguat in Phase 2 trials for heart failure with preserved ejection fraction (HFpEF) and for diabetic nephropathy, IW-6463 in Phase 1 development for serious and orphan central nervous system diseases, and two late-stage discovery programs targeting serious liver and lung diseases, respectively.

For more information about Cyclerion, please visit https://www.cyclerion.com/ and follow us on Twitter (@Cyclerion) and LinkedIn (www.linkedin.com/company/cyclerion).

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements about the anticipating timing of release of topline results of our clinical trials; the progression of our discovery programs into clinical development; and the business and operations of Cyclerion. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that we may not achieve the expected benefits of the separation, and that a separation could harm the business, results of operations and financial condition of Cyclerion; the risk that we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company; risks relating to the design and outcome of our clinical trials; our lack of independent operating history and the risk that our accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; the risk that the separation may adversely impact our ability to attract or retain key personnel; the risks listed under the heading “Risk Factors” and elsewhere in our Registration Statement on Form 10 filed on March 11, 2019, and in Cyclerion’s subsequent SEC filings, including SEC filings related to the separation. Investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Cyclerion undertakes no obligation to update these forward-looking statements, except as required by law.

Investors
Brian Cali, (857) 338-3262
bcali@cyclerion.com

Media
Jessi Rennekamp, (857) 338-3319

jrennekamp@cyclerion.com